UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2007
The Shaw Group Inc.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 225-932-2500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
The Shaw Group Inc. (“we”, “our”) is furnishing, as an exhibit to this Current Report on Form 8-K, preliminary financial and other information for the three and six months ended February 28, 2007 (the second quarter of fiscal year 2007) that would typically be included in a Quarterly Report on Form 10-Q, for the reasons set forth below.
As reported on our Current Report on Form 8-K dated April 5, 2007, our previously issued Quarterly Report on Form 10-Q for the three months ended November 30, 2006 (“First Quarter Filing”) should not be relied upon as we will be amending the First Quarter Filing. As reported on our Form 8-K dated August 1, 2007, our previously issued consolidated financial statements for our fiscal year ended August 31, 2006 should not be relied upon as we are in the process of amending our 2006 Annual Report on Form 10-K. We are working with our independent registered public accounting firm for the fiscal year ended August 31, 2006, Ernst & Young LLP, so that they can complete their audit procedures on our restated August 31, 2006 consolidated financial statements. We are also working with our independent registered public accounting firm for the fiscal year ending August 31, 2007, KPMG LLP, to complete their review of the restated interim condensed consolidated financial statements for the amended First Quarter Filing.
The interim condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q are required to be reviewed by an independent registered public accounting firm pursuant to Rule 10-01(d) of Regulation S-X promulgated by the Securities and Exchange Commission. Because our consolidated financial statements for the fiscal year ended August 31, 2006 cannot be relied upon, and the amended 2006 Annual Report on Form 10-K/A and the amended Quarterly Report on Form 10-Q/A for the three months ended November 30, 2006 have not been issued, KPMG LLP is unable to complete their review of the interim condensed consolidated financial statements for the three and six months ended February 28, 2007.
We have therefore decided to furnish within this Current Report on Form 8-K the preliminary interim condensed consolidated financial statements and other information for the second quarter ended February 28, 2007 prior to the completion of the amended 2006 Annual Report on Form 10-K/A for the fiscal year ended August 31, 2006, and prior to finalizing the amended First Quarter Filing.
We intend to file our Quarterly Report on Form 10-Q for the three and six months ended February 28, 2007 when the audit of our restated consolidated financial statements as of, and for the fiscal year ended, August 31, 2006 and the review of our preliminary interim consolidated financial statements for the three and six months ended February 28, 2007 are completed. We recognize that the preliminary interim condensed consolidated financial statements and other information contained in this Current Report on Form 8-K do not satisfy our obligation to file a Quarterly Report on Form 10-Q and that our failure to do so results in our not being in compliance with the filing requirements of the Securities and Exchange Commission. Additionally, we note that findings of the ongoing audit for the fiscal year ended August 31, 2006 and the ongoing review for the three and six months ended February 28, 2007 could result in changes to the preliminary interim condensed consolidated financial statements and other information contained in the Exhibit to this Current Report on Form 8-K.
We have not provided in the exhibit to this Current Report on Form 8-K any of the certifications required pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 which would be required in a Quarterly Report on Form 10-Q. We will provide these certifications when we file our Quarterly Report on Form 10-Q for the three and six months ended February 28, 2007.
We received a letter from the SEC’s Division of Corporation Finance regarding our 2006 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended November 30, 2006. The letter, dated February 16, 2007, includes comments pertaining to our accounting for our investment in Westinghouse, including the application of the equity method of accounting and the accounting for the put option and the customer relationship agreement related to the investment in Westinghouse. Our recent discussions with the SEC staff and our understanding of the staff’s position on these accounting matters are reflected in these financial statements, though we continue to work toward final resolution and clearance of the staff’s comments. We believe the ultimate resolution of these comments will not have a material effect on our consolidated financial statements as presented herein. If, however, upon resolution of these comments the accounting treatment of these matters changes, the changes could have a material impact to our reported financial condition and results of operations.
We have not finalized our consultations with the SEC Staff related to accounting for the embedded foreign currency component of the put option agreement entered into in connection with our investment in Westinghouse. The financial statements for the three and six months ended February 28, 2007 have been prepared assuming that this embedded foreign currency component will not be bifurcated. However, if we conclude that the accounting for this item should be bifurcated, this could result in a material impact on our reported statement of position or results of operations as of and for the period ended February 28, 2007.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number	Description
99.1	Preliminary Interim Condensed Consolidated Financial Statements and Other Information for the Three and Six Months Ended February 28, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.
August 31, 2007	By:	/s/ Dirk J. Wild
		Name:	Dirk J. Wild
		Title:	Interim Chief Financial Officer,
Senior Vice President and Chief Accounting Officer (authorized Officer and Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Preliminary Interim Condensed Consolidated Financial Statements and other information for the three and six months ended February 28, 2007.

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